                           CONSENT OF TRUSTEE NOMINEE



To ElderTrust:

           Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of ElderTrust (the "Company") on Form S-11, and amendments thereto, which indicate that I have accepted a nomination to become a trustee of the Company subsequent to the closing of the Company's initial public offering.




                                                      /s/ Kent P. Dauten
                                                      --------------------------
                                                      Kent P. Dauten


Dated:  October 1, 1997